UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2006

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51951	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 27, 2006, John S. Bowers Jr., 44, was promoted to Chief Operating Officer of Northstar Neuroscience, Inc. (the “Company”). Mr. Bowers has been with the Company since February 2004, serving as Executive Vice President since December 2005 and Vice President, Marketing and Business Development from February 2004 to December 2005. Before joining the Company, Mr. Bowers served in a number of leadership roles at Guidant Corporation, a medical device company, including as Director of Business Development, and as Director of Global Marketing, Drug Eluting Stents. Mr. Bowers joined Guidant Corporation as a Group Product Manager in 1994. Mr. Bowers holds a B.A. in Economics-Accounting from Gonzaga University and an M.B.A. from Harvard University.

In connection with his promotion, Mr. Bowers’ annual base salary was increased to $260,000 and he was granted a stock option to purchase 10,000 shares of the Company’s common stock, vesting over four years. Mr. Bowers previously entered into an employment agreement with the Company in connection with the Company’s initial public offering in May 2006, which is attached as Exhibit 10.14 to the Company’s Form S-1 filed with the Securities and Exchange Commission on March 1, 2006, as amended. The terms of the employment agreement have not been amended in connection with Mr. Bowers’ promotion.

A press release announcing Mr. Bowers’ promotion was issued on November 28, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Northstar Neuroscience, Inc. dated November 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: November 29, 2006	By:	/s/ Raymond N. Calvert
Raymond N. Calvert
Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Northstar Neuroscience, Inc. dated November 28, 2006.

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